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                                                                   EXHIBIT 10.16



                               KAYDON CORPORATION
                       NON-EMPLOYEE DIRECTORS COMPENSATION

         On September 2, 2004, the Board of Directors of Kaydon Corporation approved the recommendation of its Corporate Governance Committee to increase the compensation paid to non-employee directors, effective September 1, 2004, in the following manner: (i) the annual retainer was increased from $20,000 to $35,000, (ii) the meeting fee was increased from $2,000 to $2,500 per meeting,
(iii) the annual retainer for the Audit Committee Chairman was increased from $3,500 to $10,000, (iv) the meeting fee for Audit Committee members was increased from $500 to $1,000 per meeting, (v) the annual retainer for the Compensation Committee Chairman was increased from $3,500 to $5,000, (vi) the meeting fee for Compensation Committee members was increased from $500 to $1,000 per meeting, (vii) the annual retainer for the Corporate Governance Committee Chairman was increased from $3,500 to $5,000, and (viii) the meeting fee for Corporate Governance Committee members was increased from $500 to $1,000 per meeting.